UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2004

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 9.01 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

This Current Report on Form 8-K is being filed to update the pro forma financial information for the six month period ended June 30, 2004 and for the year ended December 31, 2003 to reflect the merger with JDN Realty Corporation (“JDN”) which occurred on March 13, 2003 and the acquisition or probable acquisition of the properties from Benderson Development Company and related entities (“Benderson”) by the Company and its equity affiliate.

In March 2004, the Company announced that it entered into an agreement to purchase interests in 110 retail real estate assets (the “Benderson Properties”) with approximately 18.8 million square feet of GLA, from Benderson. One of those properties was subject to a right of first refusal, which has been exercised, so the Company expects to acquire interests in 109 assets. As of June 30, 2004, the Company acquired an interest in 101 assets from Benderson, including 14 of which were acquired through an equity interest. From July 1, 2004 through September 1, 2004, the Company acquired an interest in three additional assets. The Company intends to acquire an interest in another five properties. The 90 properties acquired by the Company together with the five properties expected to be acquired are referred to herein as the “Acquisition Properties.” Benderson retained a 2% equity interest in 52 properties in the form of operating partnership units (“OP Units”). The Company assigned its rights under the purchase agreement to acquire interests in the other 14 retail real estate assets (the “Joint Venture Properties”).

The audited statements of JDN along with a description of the transaction were included in the Company’s Current Report on Form 8-K dated and filed on January 20, 2004.

Audited combined statements of revenues and certain expenses for the year ended December 31, 2003 for the Benderson Properties along with a description of the transaction were included in the Current Report on Form 8-K dated March 31, 2004 and filed April 15, 2004. Unaudited combined statements of revenues and certain expenses for the three months ended March 31, 2004 and 2003 for the Benderson Properties were included in the Company’s Current Report on Form 8-K dated June 22, 2004 and filed on June 24, 2004.

During 2003 and from January 1, 2004 to September 1, 2004, the Company has acquired several shopping center properties and/or partnership interests that are individually and in the aggregate insignificant. As a result, the information is not presented herein.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

•	Pro forma condensed consolidated balance sheet at June 30, 2004

•	Pro forma condensed consolidated statement of operations for the six month period ended June 30, 2004

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2003

•	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2003

Exhibits

12.1 Computation of Ratio of Earnings to Combined Fixed Charges

12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
June 30, 2004

Page
DEVELOPERS DIVERSIFIED REALTY CORPORATION (Pro Forma — unaudited):
Condensed Consolidated Balance Sheet as of June 30, 2004	F-2
Condensed Consolidated Statement of Operations for the six months ended June 30, 2004	F-6
Condensed Consolidated Statement of Operations for the year ended December 31, 2003	F-11
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income And Operating Funds Available	F-19

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2004

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if the Company’s acquisition of the eight Benderson Properties not acquired at June 30, 2004 had occurred on June 30, 2004. This pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Company’s Form 10-Q for the six months ended June 30, 2004.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at June 30, 2004, nor does it purport to represent the future financial position of the Company. The Company will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated financing of eight Benderson Properties not acquired at June 30, 2004. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2004 (continued)

(IN THOUSANDS)
(Unaudited)

	Company	Pro Forma		Company
	Historical	Adjustments		Pro Forma
Assets
Real estate, net	$5,354,925	$109,568	(a)	$5,464,493
Cash and cash equivalents	21,520	—		21,520
Investments in and advances to joint ventures	260,182	—		260,182
Notes receivable	18,133	—		18,133
Other assets	179,876	1,650	(a)	181,526

	$5,834,636	$111,218		$5,945,854

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Senior notes	$1,360,322	$—		$1,360,322
Variable rate term debt	350,000	—		350,000
Revolving credit facility	425,000	86,181	(b)	511,181

	2,135,322	86,181		2,221,503

Secured indebtedness:
Revolving credit facility	24,500	—		24,500
Mortgage and other secured indebtedness	1,075,292	25,022	(c)	1,100,314

	1,099,792	25,022		1,124,814

Total indebtedness	3,235,114	111,203		3,346,317
Accounts payable and accrued expense	96,683	—		96,683
Dividend payable	53,063	—		53,063
Other liabilities	84,315	—		84,315

	3,469,175	111,203		3,580,378
Minority interests	57,671	15	(d)	57,686
Shareholders’ equity:
Preferred shares	705,000	—		705,000
Common shares	10,929	—		10,929
Paid-in-capital	1,796,865	—		1,796,865
Other shareholders’ equity	(205,004)	—		(205,004)

	2,307,790	—		2,307,790

	$5,834,636	$111,218		$5,945,854

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2004 (continued)

(Unaudited)

(a)	Represents the initial purchase price of the eight properties not acquired as of June 30, 2004. The purchase of these shopping centers is anticipated to be funded through mortgages assumed, borrowings from revolving credit facilities and the issuance of operating partnership units (“OP Units”). The net increase in real estate assets is as follows (in thousands):

	Acquisition
	Properties
Purchase price	$111,218
Less: Intangible assets	(1,650	)(1)

Real estate, net	$109,568	(1)

(1)	Represents the preliminary purchase price allocation pursuant to the provisions of SFAS 141, Business Combinations. The Intangible assets represent primarily the estimated fair value of the in-place tenant leases and tenant relationships. This allocation is based upon certain estimates and is subject to change. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets. The estimates utilized were based primarily on the percentage allocations consistent with information obtained for similar previous acquisitions. The Company is in the process of obtaining valuations of all related tangible and intangible assets for each property that will be recorded in the financial statements upon consummation of the sale.

(b)	Represents a net increase in the revolving credit facility debt.

(c)	Represents an increase in mortgage debt assumed to acquire the eight remaining properties as of June 30, 2004. Includes an adjustment of approximately $1 million to fair value, based on rates for debt with similar terms and remaining maturities as of June 30, 2004.

(d)	Represents OP Units which are exchangeable, in certain circumstances, into common shares of the Company that are anticipated to be issued to fund 2% of the purchase price of certain outlots.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004 and the Year Ended December 31, 2003

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2004 is presented as if (i) the transfer of nine properties or interests therein to an effective 14.5% equity investment, (ii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iii) the issuance of $250 million of unsecured notes in April 2004, (iv) the issuance of $170 million of preferred shares in May 2004 and (v) the issuance of 15.0 million DDR common shares in May 2004 had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 is presented as if (i) the merger with JDN, (ii) the transfer of nine properties or interests therein to an effective 14.5% equity investment, (iii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iv) the issuance of $250 million of unsecured notes in April 2004, (v) the issuance of $170 million of preferred shares in May 2004 and (vi) the issuance of 15.0 million DDR common shares in May 2004 had occurred on January 1, 2003.

The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the six months ended June 30, 2004 and the year ended December 31, 2003, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form 10-Q for the six months ended June 30, 2004 and Form 8-K dated June 22, 2004 and filed on June 24, 2004 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2003, and does not purport to represent the Company’s results of operations for future periods. The Company accounted for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004

(In thousands, except share and per share data)
(Unaudited)

	Company	Asset		Benderson		Company
	Historical	Transfers		Properties		Pro Forma
Revenues from rental properties	$252,718	$(7,175	)(a)	$67,820	(d)	$313,363
Management fees and other income	20,976	(18	)(a)	60	(d)	21,809
				791	(h)

	273,694	(7,193)		68,671		335,172

Operating and maintenance	32,314	(860	)(a)	6,448	(d)	37,902
Real estate taxes	35,772	(737	)(a)	9,319	(d)	44,354
Depreciation and amortization	57,031	(1,200	)(a)	19,465	(e)	75,296
General and administrative	21,494	—		1,875	(f)	23,369

	146,611	(2,797)		37,107		180,921

Other income (expense)
Interest income	2,358	—		—		2,358
Interest expense	(55,669)	1,479	(b)	(14,091	)(g)	(72,456)
				(254	)(h)
				(3,921	)(i)

	(53,311)	1,479		(18,266)		(70,098)
Income before equity in net income of joint ventures, minority interests and income tax of taxable REIT subsidiaries and franchise taxes	73,772	(2,917)		13,298		84,153
Equity in net income of joint ventures	25,164	(292	)(c)	1,723	(h)	26,595
Minority interests	(2,110)	—		(349	)(j)	(2,459)
Income tax of taxable REIT subsidiaries and franchise taxes	(892)	—		—		(892)

Income (loss) from continuing operations	95,934	(3,209)		14,672		107,397
Preferred dividends	(23,122)	—		(4,498	)(k)	(27,620)

Income (loss) applicable to common shareholders from continuing operations	$72,812	$(3,209)		$10,174		$79,777

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.30					$1.23 (l)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.28					$1.21 (l)

Weighted average number of common shares (in thousands):
Basic	90,682					101,479

Diluted	93,106					104,297

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Reflects the elimination of revenues and expenses associated with the transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The non-recurring gain of approximately $38.6 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but was reflected in the historical statement of operations as reported in the Company’s Form 10-Q for the six months ended June 30, 2004.

(b)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated based on proceeds of $197.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%) through the date of acquisition.

(c)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(d)	Reflects the revenues and certain expenses of 87 of the Benderson Properties through the date of acquisition and the remaining eight Benderson Properties for the six months ended June 30, 2004 not acquired as of June 30, 2004. Several of the Acquisition Properties were under development or in the lease-up phase during 2004 and, therefore, the 2004 operating results are not reflective of the future operations of the Acquisition Properties in the aggregate.

(e)	To reflect depreciation and amortization expense associated with the Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,037,296
Less: Non-depreciable real estate assets	(616,742)

Depreciable buildings and improvements	$1,420,554

Intangible assets	$51,755

Depreciation expense based on 10 to 31.5 year lives	$47,218
Amortization expense based on 4 to 31.5 year lives	$3,818

Depreciation expense adjustment	$51,036

Depreciation expense through the date of acquisition or June 30, 2004	$19,465

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

(f)	The general and administrative expenses of the Company have been adjusted by $1.9 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this transaction.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

(g)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($508.2 million at 2.0%)	$4,027
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	1,500
Mortgage debt assumed (7.1%)	10,415
Amortization of excess fair value over historical cost of debt assumed	(1,851)

$14,091

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the term loan which assumed interest at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $30 million based on rates for debt with similar terms and remaining maturities as of May 2004. If the interest rate on the revolving credit facilities and term loan, based upon a principal amount of $708.2 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the six month period.

Adjustment to interest expense if rate increases 12.5 basis points	$332
Adjustment to interest expense if rate decreases 12.5 basis points	$(332)

(h)	Reflects the revenues and expenses of the 14 Joint Venture Properties and the nine transferred shopping centers, which were acquired through an effectively owned 14.5% non-controlling equity affiliate, through the date of acquisition which are summarized as follows:

	14 Joint Venture	Nine Transferred
	Properties	Properties	Total
Revenues	$10,127	$9,658	$19,785

Operating and maintenance	847	1,127	1,974
Real estate taxes	1,257	1,117	2,374
Depreciation (1)	2,142	1,676	3,818
Interest (2)	3,198	1,478	4,676
Management fees	405	386	791

	7,849	5,784	13,633

	$2,278	$3,874	$6,152

Equity in net income of joint venture (3)			$1,723

Management fee income of $791 is assumed to be earned by DDR from the equity affiliate based on a rate of 4% of total income.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

The Company’s proportionate share of the purchase price was funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $254 is reflected associated with the Company’s assumed $33.8 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.

(2)	Calculated at the affiliate’s effective market interest rate (4.0%) which assumes mortgage debt assumed of approximately $78 million and additional borrowings of approximately $235 million.

(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(i)	Reflects the increase in interest expense as a portion of the Company’s purchase price was funded through the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

(j)	Represents the minority interest expense associated with certain of the Acquisition Properties based on approximately 506,000 units through the date of acquisition or June 30, 2004. Interest expense is calculated based on the common share dividend of $0.92 per unit for the six month period ended June 30, 2004.

(k)	Reflects the adjustment to dividends associated with the $170 million, 7.5%, Class I Preferred Share offering in May 2004 with offering costs of approximately $5.9 million.

(l)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at June 30, 2004, which includes 15.0 million common shares issued in May 2004 (10.8 million incremental shares on a weighted average basis).

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$107,397
Add: Gain on disposition of real estate and real estate investments	45,368	(1)
Less: Preferred stock dividends	(27,620)

Basic — Income from continuing operations and applicable to Common shareholders	125,145
Add: Operating partnership minority interests	1,546

Diluted — Income from continuing operations and applicable to Common shareholders	$126,691

(1)	Amount represents actual gain on sale of assets from DDR for the six month period ended June 30, 2004. This amount includes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture of aggregating approximately $38.6 million as reported in the Company’s Form 10-Q for the six months ended June 30, 2004 net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	101,479
Effect of dilutive securities:
Stock options	1,117
Operating partnership minority interests	1,628
Restricted stock	73

Diluted shares — average shares outstanding	104,297

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.23
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.21

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

(In thousands, except share and per share data)
(Unaudited)

			JDN
	Company		Pro Forma		Asset		Benderson		Company
	Historical	JDN (a)	Adjustments		Transfers		Properties		Pro Forma
Revenues from rental properties	$442,758	$21,306	$—		$(14,244	)(f)	$174,369	(i)	$623,741
							(448	)(j)
Management fees and other income	28,077	471	—		(29	)(f)	93	(i)	30,498
							1,886	(n)

	470,835	21,777	—		(14,273)		175,900		654,239

Operating and maintenance	63,761	3,044	—		(1,617	)(f)	19,991	(i)	85,046
							(133	)(j)
Real estate taxes	57,907	2,009	—		(1,151	)(f)	23,075	(i)	81,705
							(135	)(j)
Depreciation and amortization	94,289	4,560	(171	)(b)	(2,360	)(f)	51,036	(k)	147,354
General and administrative	40,820	3,926	—	(c)	—		5,000	(l)	49,746
Transaction expenses and other	9,190	15,355	—	(c)	—		—		24,545

	265,967	28,894	(171)		(5,128)		98,834		388,396

Other income (expense)
Interest income	5,082	—	—		—		—		5,082
Interest expense	(89,633)	(6,335)	1,755	(d)	3,943	(g)	(36,431	)(m)	(140,822)
							(677	)(n)
							(13,444	)(o)

	(84,551)	(6,335)	1,755		3,943		(50,552)		(135,740)
Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	120,317	(13,452)	1,926		(5,202)		26,514		130,103
Equity in net income of joint Ventures	44,967	281	—		(924	)(h)	3,992	(n)	48,316
Gain on sale of joint venture Interests	7,950	—	—		—		—		7,950
Minority interests	(5,365)	(32)	—		—		(855	)(p)	(6,252)

Income (loss) from continuing Operations	167,869	(13,203)	1,926		(6,126)		29,651		180,117
Preferred dividends	(51,205)	(945)	945	(e)	—		(12,750	)(q)	(64,900)
	—	—	(945	)(e)	—		—		—

Income (loss) applicable to common shareholders from continuing operations	$116,664	$(14,148)	$1,926		$(6,126)		$16,901		$115,217

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.32								$1.98 (r)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.28								$1.95 (r)

Weighted average number of common shares (in thousands):
Basic	81,903								100,446

Diluted	84,188								103,237

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Results of JDN for the period January 1, 2003 through March 12, 2003, the date preceding the merger, as recorded in historical records.

(b)	To reflect depreciation and amortization expense associated with JDN. Depreciation and amortization expense is calculated based on the final purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$1,030,625
Less: Non-depreciable real estate assets	(368,893)

Depreciable buildings and improvements	$661,732

Intangible assets	$13,102

Depreciation expense based on 31.5 year life through the date of the merger	$4,086
Amortization expense based on 4 to 31.5 year lives through the date of the merger	$303
Less: Depreciation expense recorded by JDN	(4,560)

Depreciation expense adjustment	$(171)

(c)	DDR’s management had estimated that there would have been a reduction of general and administrative expense as a result of the JDN merger of approximately $3.0 million on a pro forma basis. In addition, DDR’s management believed that the transaction costs and other costs of approximately $15.4 million incurred by JDN were not indicative of the operations of the business. The general and administrative expense and settlement expense savings have not been adjusted for in the pro forma condensed consolidated statement of operations. There can be no assurance that DDR will be successful in realizing anticipated costs savings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(d)	Reflects the decrease in interest expense relating to JDN as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(411)
Estimated interest savings due to DDR’s lower borrowing costs	(501)
Amortization of excess fair value over historical cost of debt assumed	(843)

$(1,755)

Assumes utilization of DDR’s revolving credit facilities which bore interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bore interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $0.5 million, based on JDN’s estimated average outstanding borrowings of approximately $229 million. Interest assumed to be capitalized is not considered material. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$62
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(62)

(e)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares.

(f)	Reflects the elimination of revenues and expenses associated with the transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The non-recurring gain of approximately $38.6 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but was reflected in the historical statement of operations as reported in the Company’s Form 10-Q for the six months ended June 30, 2004.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(g)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated based on proceeds of $197.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%).

(h)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(i)	Reflects the revenues and certain expenses for the year ended December 31, 2003 of the Acquisition Properties, of which the acquisition of five properties has not occurred as of September 1, 2004. Several of the Acquisition Properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the Acquisition Properties in the aggregate.

(j)	Reflects the elimination of one property that will not be acquired by the Company.

(k)	To reflect depreciation and amortization expense associated with the Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,037,296
Less: Non-depreciable real estate assets	(616,742)

Depreciable buildings and improvements	$1,420,554

Intangible assets	$51,755

Depreciation expense based on 10 to 31.5 year lives	$47,218
Amortization expense based on 4 to 31.5 year lives	$3,818

Depreciation expense adjustment	$51,036

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(l)	The general and administrative expenses of the Company have been adjusted by $5 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this transaction.

(m)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($508.2 million at 2.0%)	$10,163
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	4,000
Mortgage debt assumed (7.1%)	26,944
Amortization of excess fair value over historical cost of debt assumed	(4,676)

$36,431

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the term loan which assumed an interest rate at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $30 million based on rates for debt with similar terms and remaining maturities as of May 2004. If the interest rate on the revolving credit facilities and term loan, based upon a principal amount of $708.2 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$885
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(885)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(n)	Reflects the revenues and expenses of the 14 Joint Venture Properties and the nine transferred shopping centers, which were acquired through an effectively owned 14.5% non-controlling equity affiliate, for the year ended December 31, 2003 which are summarized as follows:

	14 Joint Venture	Nine Transferred
	Properties	Properties	Total
Revenues	$26,141	$21,016	$47,157

Operating and maintenance	2,950	2,291	5,241
Real estate taxes	2,969	2,158	5,127
Depreciation (1)	5,711	4,470	10,181
Interest (2)	8,528	3,941	12,469
Management fees	1,045	841	1,886

	21,203	13,701	34,904

	$4,938	$7,315	$12,253

Equity in net income of joint venture (3)			$3,992

Management fee income of $1,886 is assumed to be earned by DDR from the equity affiliate based on a rate of 4% of total income.

Certain of the Joint Venture Properties were in the lease-up phase during 2003 and two of the transferred properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the properties in the aggregate.

The Company’s proportionate share of the purchase price was funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $677 is reflected associated with the Company’s assumed $33.8 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.

(2)	Calculated at the affiliate’s effective market interest rate (4.0%) which assumes mortgage debt assumed of approximately $78 million and additional borrowings of approximately $235 million.

(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(o)	Reflects the increase in interest expense as a portion of the Company’s purchase price was funded from the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(p)	Represents the minority interest expense associated with certain of the Acquisition Properties based on approximately 506,000 units and an estimated annual expense of $1.69 per unit for 2003.

(q)	Reflects the adjustment to dividends associated with the $170 million, 7.5%, Class I Preferred Share offering in May 2004 with offering costs of approximately $5.9 million.

(r)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at December 31, 2003, which includes approximately 18.0 million common shares of DDR issued in conjunction with the JDN merger (3.5 million incremental shares on a weighted average basis) and 15.0 million common shares issued in May 2004.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$180,117
Add: Gain on disposition of real estate and real estate investments	83,907 (1)
Less: Preferred stock dividends	(54,190)
Write-off of original issuance costs associated with preferred operating partnership units and preferred shares redeemed	(10,710)

Basic — Income from continuing operations and applicable to Common shareholders	199,124
Add: Operating partnership minority interests	2,624

Diluted — Income from continuing operations and applicable to Common shareholders	$201,748

(1)	Amount represents actual gain on sale of assets from DDR and JDN during 2003. This amount excludes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture. This gain was reflected in the historical statement of operations as reported in the Company’s Form 10-Q for the six months ended June 30, 2004 net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	100,446
Effect of dilutive securities:
Stock options	1,131
Operating partnership minority interests	1,584
Restricted stock	76

Diluted shares — average shares outstanding	103,237

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.98
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.95

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2003. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2003 adjusted for the effect of (i) the merger with JDN, (ii) the transfer of nine properties or interests therein to an effectively owned 14.5% joint venture, (iii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iv) the issuance of $250 million of unsecured notes in April 2004, (v) the issuance of $170 million of preferred shares in May 2004 and (vi) the issuance of 15.0 million DDR common shares in May 2004 and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the Company’s Form 8-K dated June 22, 2004 and filed on June 24, 2004 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2003 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$262,158
Acquired Properties — merger with JDN (Note 2)	(6,888)
Acquisition Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	94,131
Asset Transfers — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(8,486)
Issuance of $250 million of unsecured senior notes in April 2004	(13,444)
Issuance of $170 million of Preferred I shares in May 2004	—
Issuance of $15.0 million common shares in May 2004	—
Estimated tax depreciation and amortization (Note 3):
Estimated 2003 tax depreciation and amortization	(105,395)
Pro forma tax depreciation for properties acquired during 2003	(3,569)
Pro forma tax depreciation of Acquisition Properties	(35,534)

Pro forma taxable income before dividends deduction	182,973
Estimated dividends deduction (Note 4)	(222,998)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$182,973
Add pro forma depreciation	144,498

Estimated pro forma operating funds available (Note 5)	$327,471

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2003 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2003 from the merger with JDN, the Acquisition Properties and the asset transfers represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2003 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s tax basis in the properties which exceeds the historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles, by approximately $37 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (100,446,000 shares x $1.69(a) per share)	$169,754
Class C Preferred shares	4,815
Class D Preferred shares	2,982
Preferred Voting shares	2,370
Class F Preferred shares	12,900
Class G Preferred shares	10,960
Class H Preferred shares	6,467
Class I Preferred shares	12,750

$222,998

(a)	The Company’s annualized dividend following the Benderson transaction is expected to be $2.04 per common share commencing with the third quarter dividend payment declared to be paid in October 2004. No pro forma adjustments have been made to the Company’s 2003 Dividends since the aggregate operating results for both JDN and Benderson in 2003 are not reflective of the future operating results due to the significant amount of assets under development or in lease up during 2003.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date September 2, 2004
/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer